EXHIBIT 5.1

                               Balch & Bingham LLP
                       1901 Sixth Avenue North, Suite 2600
                            Birmingham, Alabama 35203
                                  205-226-8799


                                  May 21, 1998


Alabama Power Company
600 North 18th Street
Birmingham, Alabama  35291

                  Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to Alabama Power Company (the "Company") in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus and preliminary prospectus supplement (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of (1) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by the Company, (2) Trust Preferred Securities (liquidation amount $25 per Trust Preferred Security) to be issued by Alabama Power Capital Trust III, Alabama Power Capital Trust IV and Alabama Power Capital Trust V, (3) the Company's Guarantees (as defined in the Registration Statement) with respect to such Trust Preferred Securities, and (4) Senior Notes (the "Senior Notes") to be issued by the Company. The Junior Subordinated Notes will be issued pursuant to a subordinated note indenture, as supplemented, between the Company and the trustee named therein (the "Subordinated Note Indenture"), the Guarantees will be issued pursuant to separate guaranty agreements between the Company and the trustee named therein (the "Guaranty Agreements") and the Senior Notes will be issued pursuant to a senior note indenture, as supplemented, between the Company and the trustee named therein (the "Senior Note Indenture"), in each case in the respective forms filed as exhibits to the Registration Statement.

                  We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Public Utility Holding Company Act of 1935, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, upon the adoption of appropriate resolutions by the Board of Directors of the Company, when the Junior Subordinated Notes, the Guarantees and the Senior Notes have been issued and sold upon the terms specified in the order of the Alabama Public Service Commission, when the Subordinated Note Indenture, the Guaranty Agreements and the Senior Note Indenture have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Junior Subordinated Notes, the Guarantees and the Senior Notes have been executed, authenticated and delivered in accordance with the terms of the Subordinated Note Indenture, the Guarantees and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes, the Guarantees and the Senior Notes will be valid, binding and legal obligations of the Company (subject to applicable

Alabama Power Company

May 21, 1998
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bankruptcy, moratorium and similar laws from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity).

                  We also advise you that we have reviewed certain statements in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as indicated under the caption "Experts" in the prospectus, as to matters of law and legal conclusions and, in our opinion, such statements are correct.

                  We hereby consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement and to the statements with respect to our firm under the captions "Legal Matters" and "Experts" in the prospectus.

                                Very truly yours,


                             /s/Balch & Bingham LLP